As filed with the Securities and Exchange Commission on ____________ 1997.

                                                       Registration No. 33-86634
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                             LYNX THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

        Delaware                                          94-3161073
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               -----------------

                              3832 Bay Center Place
                                Hayward, CA 94545
                                 (510) 670-9300
          (Address and telephone number of principal executive offices)

                             1992 Stock Option Plan
                            (Full title of the plan)

                                    Sam Eletr
                             Chief Executive Officer
                             Lynx Therapeutics, Inc.
                              3832 Bay Center Place
                                Hayward, CA 94545
                                 (510) 670-9300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Joel B. Espelien, Esq.
                               Cooley Godward LLP
                        Five Palo Alto Square, Suite 400
                               Palo Alto, CA 94306
                                 (415) 843-5000

                               -----------------
                                                       Total Number of Pages: 17
                                                        Exhibit Index at Page: 7


                                                   CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                      Proposed Maximum          Proposed Maximum
 Title of Securities to        Amount to be          Offering Price Per     Aggregate Offering Price    Amount of Registration
      be Registered             Registered               Share (1)                     (1)                       Fee
--------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)           995,018              $4.00 & $1.35              $2,668,274.30                $808.57
================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the weighted average exercise price for stock options issued pursuant to the terms of the 1995 Stock Option Plan, as amended. The following chart shows the calculation of the registration fee:


                                                                 Number of          Offering Price         Aggregate
                                Type of Shares                     Shares              Per Share        Offering Price
                                --------------                     ------              ---------        --------------
                    Common Stock issuable upon exercise
                    of stock options  issued under the
                    1992 Stock Option Plan                        500,000                $4.00          $2,000,000.00

                    Common Stock issuable upon exercise
                    of stock options issued under the
                    1992 Stock Option Plan pursuant to
                    the merger of Spectragen, Inc. and
                    Lynx Therapeutics, Inc.                       495,018                $1.35          $  668,274.30
                                                                                                       --------------

                                                                                                       x    .00030303
                                                                                                       --------------
                                                                                                       $       808.57
                                                                                                       ==============



         Part of the stock options to be registered hereunder have been assumed by Lynx Therapeutics, Inc. (the "Company") pursuant to an Agreement of Merger among the Company and Spectragen, Inc., a Delaware corporation and majority-owned subsidiary of the Company, dated as of November 4, 1996. These options were originally granted to employees of Spectragen, Inc. under the Spectragen 1995 Stock Option Plan.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

3.       Incorporation of Documents by Reference

         (a) The Company's Annual Report on Form 10-K for the period ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (No. 0-22570), as amended, filed with the Commission pursuant to the Exchange Act on October 5, 1993.

         (d) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

6.       Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The
Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered or will enter into indemnity agreements with each of its directors and executive officers.

         In addition, the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         No pending material litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                       1.

8.       Exhibits

Exhibit
Number
------
4.1     Certificate of Incorporation of the Company, as amended*

4.2     Bylaws of the Company, as amended*

4.3     Form of Common Stock Certificate*

5.1     Opinion of Cooley Godward LLP

23.1    Consent of Ernst & Young  LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24      Power of Attorney is contained on the signature page

99.1    1992 Stock Option Plan, as amended

99.2    Form of Incentive Stock Option Grant under the Plan*

99.3    Form of Supplemental Stock Option Grant under the Plan, as amended*

-------------
* Filed previously as an Exhibit to the Company's Registration Statement on Form 10 (No. 0-22570), as amended, initially filed with the Commission on October 5, 1993, and incorporated herein by reference.

9.       Undertakings

         (1)      The undersigned registrant hereby undertakes:

                            a. To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this registration statement:

                                    i. To include  any  prospectus  required  by
Section 10(a)(3) of the Securities Act;

                                    ii. To reflect in the  prospectus  any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    iii.  To include  any  material  information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                                       2.

                            b.  That,  for  the  purpose  of   determining   any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            c.  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on January 31, 1997.

                             LYNX THERAPEUTICS, INC.



                             By:    /S/  SAM ELETR
                                ------------------------------------------------
                                    Sam Eletr
                                    Chief Executive Officer and
                                    Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Eletr and James C. Kitch, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                            Date
         ---------                                            ----

  /S/   SAM ELETR                                             January 31, 1997
--------------------------------------------
Sam Eletr
Chief Executive Officer and Chairman of the
Board of Directors
(Principal Executive Officer)


  /S/  WILLIAM K. BOWES, JR.                                  January 31, 1997
--------------------------------------------
William K. Bowes, Jr.
Director


  /S/ Sydney Brenner                                          January 31, 1997
--------------------------------------------
Sydney Brenner
Director


  /S/  JAMES C. KITCH                                         January 31, 1997
--------------------------------------------
James C. Kitch
Director


  /S/  KATHLEEN D. LA PORTE                                   January 31, 1997
--------------------------------------------
Kathleen D. La Porte
Director


  /S/  CRAIG C. TAYLOR                                        January 31, 1997
--------------------------------------------
Craig C. Taylor
Director and Acting Chief Financial Officer
(Principal Financial and Accounting Officer)

                                       4.

                                  EXHIBIT INDEX




Exhibit
Number                        Description
-------                       -----------

4.1              Certificate of Incorporation of the Company, as amended*

4.2              Bylaws of the Company, as amended*

4.3              Form of Common Stock Certificate*

5.1              Opinion of Cooley Godward LLP

23.1             Consent of Ernst & Young  LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24               Power of Attorney is contained on the signature page

99.1             1992 Stock Option Plan, as amended

99.2             Form of Incentive Stock Option Grant under the Plan*

99.3 Form of Supplemental Stock Option Grant under the Plan, as amended*

---------------
* Filed previously as an Exhibit to the Company's Registration Statement on Form 10 (No. 0-22570), as amended, initially filed with the Commission on October 5, 1993, and incorporated herein by reference.

                                       5.